                        Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Burke & Herbert Financial Services Corp. of our report dated March 22, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Burke & Herbert Financial Services Corp. for the year ended December 31, 2023.

/s/ Crowe LLP

Washington, D.C.
May 3, 2024